EXHIBIT 31.4

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Bret Yunker, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Eldorado Resorts, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

ELDORADO RESORTS, INC.

	By:	/s/ BRET YUNKER
Bret Yunker Chief Financial Officer

Dated: April 29, 2020